Exhibit 10.3

                        SETTLEMENT AGREEMENT AND RELEASE
                        --------------------------------

     This Settlement Agreement and Release (the "Agreement") is dated as of March 24, 2006 and is made by and between ALPHA CAPITAL AKTIENGESELLSCHAFT, WHALEHAVEN CAPITAL FUND LIMITED, and ELLIS INTERNATIONAL LTD. (collectively the "Investors") and Hybrid Fuel Systems, Inc., a Georgia corporation ("Hybrid").

     WHEREAS, Hybrid, issued to the Investors an aggregate of $600,000.00 principal amount promissory notes pursuant to the Subscription Agreement dated on or about March 31, 2005 (collectively the "Debentures");

     WHEREAS, Hybrid desires to redeem all outstanding Debentures, including interest and liquidated damages ("Remaining Debentures") in accordance with the terms and conditions hereof; and

     NOW, THEREFORE, in consideration of the mutual conditions and covenants contained in this Agreement, and for other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is hereby stipulated, consented to and agreed by and among the Investors and Hybrid as follows:

1.   (a) On  or  before  March  28,  2006, in full satisfaction of the Remaining
     Debentures Hybrid shall (i) pay to the Investors an aggregate of $541,542.00 (the "Funds") as set forth on Exhibit A hereto, by wire transfer to the bank and account as set forth on Exhibit A hereto, and (ii) reduce the exercise price to $0.19 per share for the warrants on the attached Exhibit B. Each Investor, individually, hereby agrees that they will not exercise or sell more than sixty-seven thousand five hundred (67,500) shares underlying the Warrant in any thirty (30) day period unless Hybrid's common stock is trading above forty cents ($0.40) per share. Upon receipt of the Funds, the Investors shall return, via overnight delivery, the Remaining Debentures to Hybrid. The Company agrees to file all necessary paperwork with the SEC, including any post-effective amendments, for the Investors within seven (7) days. The Company shall agree to abide by all terms and conditions in the original Warrant with respect to registration and issuance of shares underlying the Warrant.

2. In consideration of the foregoing, upon receipt by the Investors, or their agent, of the Funds, except in connection with third party indemnification, the Investors release and discharge Hybrid, Hybrid's officers, directors, principals, control persons, past and present employees, insurers, successors, agents and assigns ("Hybrid Parties") from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against Hybrid Parties ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Release arising under the Debentures and Subscription Agreement dated on or about March 31, 2005. In addition, all security interests, mortgages and other liens, if any, which Hybrid may have granted to Investors shall automatically be released and terminated. Investors authorize Hybrid, or its designees, to file Uniform Commercial Code financing statement amendments evidencing the release and termination of Investor's liens in any assets or properties of Hybrid.

3. In consideration of the foregoing, Hybrid releases and discharges Investors, Investors' officers, directors, principals, control persons, past and present employees, insurers, successors, agents and assigns ("Investors Parties") from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against Investors Parties ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this Release arising under the Debentures and Subscription Agreement dated on or about March 31, 2005.

4. Hybrid and the Investors each understand and agree that this Agreement (including all of its terms) is forever deemed confidential between them. Except as required under the statutes, rules or regulations of any federal or state government, government agency or court of competent jurisdiction, each of Hybrid and the Investors, and their respective counsel, shall not disclose or divulge any of the matters underlying this Agreement, or any of the terms or substance of this Agreement to others.

     All inquiries, if any, regarding the other party's performance shall be responded to promptly. Each party shall furnish the other party with a written copy of each and every written response; or, if such response was oral the date, time and person to whom a response was given.

5. All parties acknowledge and represent that: (a) they have read the Agreement; (b) they clearly understand the Agreement and each of its terms;
     (c)  they fully and unconditionally consent to the terms of this Agreement;
     (d) they have had the benefit and advice of counsel of their own selection;
     (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

6. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral. Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges ands warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

7. This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

8. Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

9. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs.

10. This Agreement may be executed in counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

11. Immediately upon receipt of the funds, Grushko & Mittman is instructed to wire the balances to the Investors.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first indicated above.

ALPHA  CAPITAL  AKTIENGESELLSCHAFT
By:  /s/  Konrad  Ackerman
     ---------------------
Name:   Konrad  Ackerman
Title:  Director


WHALEHAVEN  CAPITAL  FUND  LIMITED
By:  /s/  Evan  Schemenauer
     ----------------------
Name:   Evan  Schemenauer
Title:  Chief  Operating  Officer

ELLIS  INTERNATIONAL  LTD.
By:  /s/  Wilhelm  Unger
     -------------------
Name:   Wilhelm  Unger
Title:


HYBRID  FUEL  SYSTEMS,  INC.


By:  /s/  Mark  Clancy
     -----------------
Name:   Mark  Clancy
Title:  Chief  Executive  Officer


                                    EXHIBIT A

                                 ALLOCATIONS AND
                            WIRE TRANSFER INSRUCTIONS
  INVESTOR                            BANK  ACCOUNT                 AMOUNT
  --------------------------------    -------------------------     -----------
  ALPHA CAPITAL AKTIENGESELLSCHAFT    C/O GRUSHKO & MITTMAN P.C     $199,500.00
  --------------------------------    -------------------------     -----------
  WHALEHAVEN CAPITAL FUND LIMITED     C/O GRUSHKO & MITTMAN P.C     $313,500.00
  --------------------------------    -------------------------     -----------
  ELLIS INTERNATIONAL LTD.            C/O GRUSHKO & MITTMAN P.C     $ 28,542.00
  --------------------------------    -------------------------     -----------

                                                          TOTAL     $541,542.00
                                                          -----     -----------

                                    EXHIBIT B
PRIVATE  WARRANTS                                  ISSUED     EXPIRATION
-----------------                                  ------     ----------

  ALPHA  CAPITAL  AKTIENGESELLSCHAFT
  WHALEHAVEN  CAPITAL  FUND  LIMITED
  ELLIS  INTERNATIONAL  LTD.
                                       Total     1,600,000